Exhibit 10.1

PLUG POWER INC.

Common Stock

(par value $0.01 per share)

Standby Equity Purchase Agreement

February 10, 2025

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Ladies and Gentlemen:

Plug Power Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with YA II PN, Ltd. (“Investor”) as follows:

1.           Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to Investor shares of common stock (the “Commitment Shares”) of the Company, par value $0.01 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell to Investor Commitment Shares that would result in the aggregate gross sales price of all Common Stock sold pursuant to this Agreement exceeding $1.0 billion (the “Maximum Amount”); provided further, however, that in no event shall the aggregate number of Commitment Shares sold pursuant to this Agreement exceed the number of authorized but unissued shares of Common Stock at any time. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Commitment Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Investor shall have no obligation in connection with such compliance.

The issuance and sale of the Commitment Shares hereunder shall be made in accordance with the provisions and requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities law. Prior to the first Advance Notice, the Company intends to prepare and file with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”) to an existing registration statement or a new registration statement on Form S-3 (the “Registration Statement”) pursuant to Rule 424(b)(7) of the Securities Act for the resale by Investor of the Commitment Shares.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus Supplement or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the SEC pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the SEC (collectively, “EDGAR”).

2.            Advances. Each time that the Company wishes to issue and sell Commitment Shares hereunder to Investor (each, an “Advance”), the Company will issue an advance notice (an “Advance Notice”) to Investor in substantially the form set forth in Schedule 1 hereto (with such changes thereto as may be agreed upon by the Company and Investor). Subject to the terms and conditions set forth herein and in the applicable Advance Notice, upon the delivery to Investor of a valid Advance Notice in accordance with Section 3(b) hereof, the Company agrees to issue and sell to Investor, and Investor agrees to purchase such number of Commitment Shares requested not to exceed the Maximum Commitment Advance Purchase Amount set forth in such Advance Notice. On any Advance Notice Date, subject to the satisfaction of all of the conditions set forth in this Agreement, Investor is obligated to accept each Advance Notice prepared and delivered by the Company in accordance with the terms of this Agreement. The Company may deliver to Investor an Advance Notice for an Advance on any Trading Day selected by the Company as the Settlement Date (as defined below) for such Advance, so long as all Commitment Shares subject to all prior Advances pursuant to this Agreement have been received by Investor prior to the Company’s delivery to Investor of such Advance Notice for such Advance on such Settlement Date.

3.            Sale of Commitment Shares to Investor.

a.             The terms set forth in a valid Advance Notice shall be binding upon delivery to Investor of an Advance Notice in accordance with this Section 3(a). In the event of a conflict between the terms of this Agreement and the terms of an Advance Notice, the terms of such Advance Notice shall control.

b.            Each sale of Commitment Shares to Investor pursuant to an Advance shall be made in accordance with the terms of this Agreement and the applicable Advance Notice, which shall provide for the sale of such Commitment Shares to, and the purchase thereof by, Investor. The commitment of Investor to purchase the Commitment Shares pursuant to any Advance Notice shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Advance Notice. The closing of each Advance and each sale and purchase of the Commitment Shares (each, a “Settlement Date”) shall take place as soon as practicable on or after each applicable Advance Notice Date in accordance with the procedures set forth herein.

c.             Each of the Company and Investor acknowledges that the Purchase Price is not known at the time an Advance Notice is delivered but shall be determined on each Settlement Date based on the daily prices of the Common Stock that are the inputs to the determination of the Purchase Price.

d.             In connection with each Settlement Date, the Company and Investor shall fulfill each of its obligations as set forth below:

1.	At or prior to 5:30 p.m., New York City time, on the Advance Notice Date for each Advance, Investor shall deliver to the Company a document in the form set out on Exhibit A hereto (the “Settlement Document”) setting forth the final number of Commitment Shares to be purchased by Investor, the Purchase Price per share and the aggregate Purchase Price to be paid by Investor to the Company, and a report by Bloomberg, L.P. (or, if not reported on Bloomberg, L.P., another reporting service reasonably agreed to by the parties) indicating the VWAP during the applicable Commitment Advance Purchase Period, in each case in accordance with the terms and conditions of this Agreement.

2.	The Commitment Shares shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Promptly after receipt by Investor of the Advance Notice with respect to each Advance (and, in any event, not later than (1) one Business Day (as defined below) after such receipt), the Company will, or will cause its transfer agent (the “Transfer Agent”) to, deliver such number of Commitment Shares to be purchased by Investor (as set forth in the Settlement Document) in book-entry form to be maintained by the Transfer Agent. So long as either (A) there is an effective Registration Statement permitting the resale of such Commitment Shares by Investor or (B) such Commitment Shares are eligible for resale by Investor without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act, the Company shall cause the Transfer Agent, upon receipt from Investor of a stockholder representation letter in form and substance reasonably satisfactory to the Transfer Agent, to remove the restrictive legend from such Commitment Shares. Promptly upon receiving notification that the Commitment Shares are free and clear of any restrictive legend, Investor shall instruct its broker to initiate the transfer of such Commitment Shares through the Depository Trust Company’s direct registration system and simultaneously therewith pay to the Company the aggregate Purchase Price of the Commitment Shares (as set forth in the Settlement Document) in cash in immediately available funds to an account designated by the Company by email or other writing. Investor agrees that the removal of a restrictive legend from the Commitment Shares is predicated upon the Company’s reliance that Investor will sell the Commitment Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Commitment Shares are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such traction of a share of Common Stock up or down to the nearest whole share.

3.	Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information: (i) the Company shall not offer, sell or deliver, or request the offer or sale, of any Commitment Shares pursuant to this Agreement; (ii) by notice to Investor given by telephone (confirmed promptly by email to one of the individuals of Investor set forth on Schedule 2), the Company shall cancel any instructions for the offer or sale of any Commitment Shares, and (iii) Investor shall not be obligated to purchase any Commitment Shares, other than Commitment Shares that the Investor has sold prior to receipt of such notification from the Company.

4.             Suspension of Sales. Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall not request the sale of any Commitment Shares, and Investor shall not be obligated to purchase any Commitment Shares.

5.             Settlement.

a.             Settlement of Commitment Shares. Settlement of the Commitment Shares shall be subject to the terms set forth in the Advance Notice.

b.             Limitations on Offering Size. (x) Under no circumstances shall the Company cause or request the offer or sale of any Commitment Shares pursuant to an Advance (1) if, after giving effect to the sale of such Commitment Shares, the aggregate gross sale proceeds of such Commitment Shares sold pursuant to an Advance would exceed, together with all sales of Commitment Shares under this Agreement, the Maximum Amount, or (2) if the aggregate gross sale proceeds of such Commitment Shares sold pursuant to an Advance would exceed the Maximum Commitment Advance Purchase Amount, (y) under no circumstances shall the Company cause or request the offer or sale of any Commitment Shares pursuant to this Agreement in violation of any provisions of the Nasdaq Stock Market Rules, and (z) under no circumstances shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, Investor will promptly notify the Company of such event.

c.             After Investor has purchased the full Maximum Amount and has completed the subsequent resale of the full Maximum Amount pursuant to the Registration Statement, Investor will notify the Company by writing that all subsequent resales are completed and the Company will be under no further obligation to maintain the effectiveness of the Registration Statement. Additionally, provided that Investor does not hold any Commitment Fee Shares, the Company shall have no further obligation to maintain the effectiveness of any Registration Statement after the 30th day following the earlier to occur of the latest Settlement Date that has occurred and the termination of this Agreement in accordance with its terms.

6.             Representation and Warranties of Investor. Investor represents and warrants to the Company, as of the date hereof, as of each Advance Notice Date and as of each Settlement Date that:

a.             Organization and Authorization. Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to purchase or acquire the Commitment Shares in accordance with the terms hereof. The decision to invest and the execution and delivery of this Agreement by Investor, the performance by Investor of its obligations hereunder and the consummation by Investor of the transactions contemplated hereby have been duly authorized and require no further consent or authorization by Investor or its sole member. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of Investor or its shareholders. This Agreement has been duly executed and delivered by Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of Investor, enforceable against Investor in accordance with its terms.

b.            No Conflicts. The execution, delivery and performance by Investor of this Agreement and the consummation by Investor of the transactions contemplated hereby do not and shall not (i) result in a violation of Investor’s applicable organizational instruments, (ii) conflict with, constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease, agreement, instrument or obligation to which Investor is a party or is bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor or by which any of its properties or assets are bound or affected, except, in the case of clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with, in any material respect, the ability of Investor to enter into and perform its obligations under this Agreement.

c.             Evaluation of Risks. Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Common Stock and of protecting its interests in connection with the transactions contemplated hereby. Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that Investor may lose all or a part of its investment.

d.             No Legal, Investment or Tax Advice from the Company. Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to Investor’s acquisition of the Commitment Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and Investor acknowledges that Investor may lose all or a part of its investment.

e.             Investment Purpose. Investor is acquiring the Commitment Shares for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, Investor does not agree, or make any representation or warranty, to hold any of the Commitment Shares for any minimum or other specific term and reserves the right to dispose of the Commitment Shares at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Commitment Shares. As used herein, “Person” means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency. Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in the Prospectus Supplement.

f.              Accredited Investor. Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D.

g.            Information. Investor, its advisors and its counsel have been furnished with all materials relating to the business, finances and operations of the Company and information Investor deemed material to making an informed investment decision. Investor, its advisors and its counsel have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by Investor, its advisors and its counsel or its representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. Investor acknowledges and agrees that the Company has not made to Investor, and Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. Investor understands that its investment involves a high degree of risk. Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

h.             Not an Affiliate. Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

i.              No Short Sales. At no time prior to the date of this Agreement has Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i)“short sale” (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock that remains in effect as of the date of this Agreement.

j.              No General Solicitation. Neither Investor, nor any of its affiliates, nor any person acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Commitment Shares by Investor. Investor is not purchasing or acquiring the Commitment Shares as a result of any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Commitment Shares.

k.             Reliance on Exemptions. Investor understands that the Commitment Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Commitment Shares.

l.              No Governmental Review. Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Commitment Shares or the fairness or suitability of the investment in the Commitment Shares nor have such authorities passes upon or endorsed the merits of the offering of the Commitment Shares.

m.            Resale of Shares. Investor represents, warrants and covenants that it will resell the Commitment Shares only pursuant to the Prospectus Supplement in which the resale of such Commitment Shares is registered under the Securities Act, in a manner described under the caption “Plan of Distribution” in such Prospectus Supplement, and in a manner in compliance with all applicable U.S. federal and state securities laws, rules and regulations, including, without limitation, any applicable prospectus delivery requirements of the Securities Act.

n.             Availability of Funds. Investor has sufficient cash available to enable it to pay the full Maximum Amount pursuant to the terms of the Agreement and to make all other necessary payments by it in connection with the transactions contemplated hereby.

7.             Representations and Warranties of the Company. Except as disclosed in the reports, schedules, forms, and other documents required by the Company to be filed with the SEC filed prior to the date hereof (the “SEC Documents”) or except as disclosed in writing to Investor with respect to such information that does not require public disclosure, the Company represents and warrants to, and agrees with Investor that as of (i) the date of this Agreement and (ii) as of each Settlement Date, unless such representation, warranty or agreement specifies a different date or time:

a.             Registration Statement and Prospectus Supplement. The Registration Statement and the offer and sale of the Commitment Shares as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus Supplement, or to be filed as exhibits to the Registration Statement, have been or will be so described or filed. Copies of the Registration Statement and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been made available to Investor and its counsel; it being understood and agreed that such documents shall be deemed to have been made available by the Company if such documents are available on EDGAR. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Commitment Shares, will not distribute any offering material in connection with the offering or sale of the Commitment Shares other than the Registration Statement and the Prospectus Supplement to which Investor has consented. The Common Stock is currently quoted on the Nasdaq Capital Market (the “Exchange”) under the trading symbol “PLUG.” The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, it is in compliance with all applicable listing and maintenance requirements of the Exchange.

b.             No Misstatement or Omission. The Registration Statement, when it became or becomes effective, as of such date, conformed or will conform in all material respects with the requirements of the Securities Act. At each Settlement Date, the Registration Statement and the Prospectus Supplement, each as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus Supplement and any amendment and supplement thereto will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference into the Registration Statement did not, and any further documents filed and incorporated by reference in the Registration Statement or the Prospectus Supplement will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by Investor specifically for use in the preparation thereof.

c.             Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus Supplement, or any amendment or supplement thereto, and the documents incorporated by reference therein, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d.             Financial Information. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus Supplement, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries (as defined below) as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments) and have been prepared in compliance in all material respects with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Documents are, in all material respects, accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; and since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, the Company and the Subsidiaries, considered as one entity, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents which are required to be described in the SEC Documents.

e.             Organization. The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) (each, a “Subsidiary,” collectively, the “Subsidiaries”), have been duly incorporated, formed or organized, as applicable, are validly existing and in good standing under the laws of their respective jurisdictions of incorporation, formation or organization, as applicable. The Company and the Subsidiaries are duly licensed or qualified for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Documents, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

f.              Subsidiaries. The Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

g.             No Violation or Default. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any Subsidiary, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would have a Material Adverse Effect.

h.             No Material Adverse Effect. Since the date of the most recent financial statements of the Company included or incorporated by reference in the SEC Documents, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the Company’s capital stock (other than (A) the grant of additional options and other equity awards under the Company’s existing stock option, equity incentive plans and savings and retirement plans, (B) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as a result of the issuance of any Commitment Shares, (D) as a result of the issuance of any shares of Common Stock pursuant to the Company’s at-the-market offering, (E) any repurchases of capital stock of the Company, (F) as described in a proxy statement filed on Schedule 14A or a Registration Statement on Form S-4, or (G) otherwise publicly announced) or outstanding long-term indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business, or as otherwise disclosed in the SEC Documents.

i.              Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the SEC Documents, are not subject to any preemptive rights, rights of first refusal or similar rights. As of December 31, 2024, the authorized capital stock of the Company consisted of (A) 1,500,000,000 shares of Common Stock, of which 934,126,898 shares (excluding treasury shares) were issued and outstanding and (B) 5,000,000 shares of preferred stock, none of which were issued and outstanding. The description of the Common Stock in the SEC Documents is complete and accurate in all material respects. Except as disclosed in or contemplated by the SEC Documents, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

j.              S-3 Eligibility. The Company meets the applicable requirements for use of Form S-3 under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act).

k.             Authorization; Enforceability. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

l.              Authorization of Commitment Shares. The Commitment Shares to be issued and sold by the Company under any Advance Notice, when issued and delivered pursuant to any Advance Notice and pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim (other than any pledge, lien, encumbrance, security interest or other claim arising from an act or omission of Investor), including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights, and will be registered pursuant to Section 12 of the Exchange Act.

m.            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Commitment Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the rules of the Exchange, including any notices that may be required by the Exchange, in connection with the sale of the Commitment Shares by Investor, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

n.            No Preferential Rights. (i) No Person has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of warrants to purchase Common Stock, the vesting of restricted stock units, the conversion of convertible securities, or upon the exercise of options or other equity awards that may be granted from time to time under the Company’s stock option and equity incentive plans), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company, and (iii) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the Prospectus Supplement, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Commitment Shares as contemplated hereby or otherwise, except in each case for such rights as have been disclosed or waived on or prior to the date hereof.

o.             Independent Public Accountant. The public accounting firm whose report on the consolidated financial statements of the Company is filed with the SEC as part of the Company’s most recent Annual Report on Form 10-K filed with the SEC, is and, during the periods covered by their report, were independent registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

p.            No Litigation. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject other than (i) proceedings accurately described in all material respects in the SEC Documents, (ii) proceedings that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus Supplement or (iii) proceedings that are required to be described in the SEC Documents and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the SEC Documents that are not described as required.

q.             Licenses and Permits. The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the SEC Documents (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the revocation, modification or failure to obtain the renewal of any such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

r.              No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

s.             Certain Market Activities. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective directors or officers has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Commitment Shares.

t.              Broker/Dealer Relationships. Neither the Company nor any Subsidiary (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly, through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the Financial Industry Regulatory Authority, Inc. Manual).

u.             No Reliance. The Company has not relied upon Investor or legal counsel for Investor for any legal, tax or accounting advice in connection with the offering and sale of the Commitment Shares.

v.             Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the SEC Documents, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would have a Material Adverse Effect.

w.            Title to Real and Personal Property. The Company and the Subsidiaries have good and valid title to all personal property described in the SEC Documents as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property described in the SEC Documents as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

x.             Intellectual Property. The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict that asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect; there are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or its Subsidiaries challenging the Company’s or any of its Subsidiary’s rights in or to the Intellectual Property or the validity of the scope of any of the Company’s or any Subsidiary’s patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect.

y.            Environmental Laws. The Company and the Subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the SEC Documents; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

z.             Disclosure Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weaknesses in its internal control over financial reporting (other than as set forth in the SEC Documents). Since the date of the latest audited financial statements of the Company included or incorporated by reference in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the SEC Documents). The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) that comply with the requirements of the Exchange Act.

aa.           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the SEC during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

bb.          Finder’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Investor pursuant to this Agreement.

cc.           Labor Disputes. No labor disturbance by or dispute with employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

dd.          Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Commitment Shares, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

ee.           Operations. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ff.             ERISA. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and the Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

gg.          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith (or disclosed in accordance with any disclaimer contained in the SEC Documents).

hh.          Insurance. The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.

ii.             No Improper Practices. The Company and the Subsidiaries have conducted their businesses in material compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the Bribery Act 2010 of the United Kingdom, and any other applicable anti-corruption laws (“Anti-Corruption Laws”), and neither the Company nor the Subsidiaries or, to the Company’s knowledge, any director, officer, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the SEC Documents which has not been so disclosed, (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iv) violated or is in violation of any provision of the FCPA and the rules and regulations thereunder, including, without limitation, by making use of the mails or any means or instrumentality of U.S. interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA or any other applicable anti-bribery or Anti-Corruption Law, or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

jj.             No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Commitment Shares, nor the consummation by the Company of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not have a Material Adverse Effect; nor will such action result (x) in any violation of the provisions of the organizational or governing documents of the Company, or (y) in any material violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except where such violation would not reasonably be expected to have a Material Adverse Effect.

kk.           OFAC.

i.	Neither the Company nor any Subsidiary (collectively, the “Entity”) nor, to the Company’s knowledge, any director, officer, employee, agent, controlled affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph (kk), “Representative”) that is, or is owned or controlled by a Representative that is:

1.	the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

2.	located, organized or resident in a country or territory that is the subject of Sanctions.

ii.	The Entity will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Representative:

1.	to fund or facilitate any activities or business of or with any Representative or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

2.	in any other manner that will result in a violation of Sanctions by any Representative (including any Representative participating in the offering, whether as advisor, investor or otherwise).

iii.	The Entity represents and covenants that, except as detailed in the Registration Statement and the Prospectus Supplement, for the past five (5) years, it has not knowingly engaged in and is not now knowingly engaged in any dealing or transactions with any Representative, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

ll.             IT Systems. Except as disclosed in the SEC Documents, (i)(x) to the knowledge of the Company, there has been no material security breach or other material compromise of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology used in the Company’s business (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; and (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect.

Any certificate signed by an officer of the Company and delivered to Investor or to counsel for Investor pursuant to or in connection with this Agreement or any Advance Notice shall be deemed to be a representation and warranty by the Company to Investor as to the matters set forth therein.

8.             Covenants. The Company covenants with Investor, and Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party;

a.             Filing of Prospectus Supplement. The Company shall use commercially reasonable efforts to prepare and file with the SEC the Prospectus Supplement. The Company in its sole discretion may choose when to file such Prospectus Supplement; provided, however, that the Company shall not have the ability to request any Advances until the filing of the Prospectus Supplement.

b.            Maintaining the Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of the Registration Statement with respect to the Commitment Shares that has been declared effective at all times during the term of this Agreement, provided, however, that if the Company has received notification pursuant to Section 5(c) that Investor has completed resales pursuant to the Registration Statement for the full Maximum Amount, then the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, the Prospectus Supplement (including, without limitation, all amendments and supplements thereto) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein in the light of the circumstances in which they were made not misleading. During the term of this Agreement, the Company shall notify Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Commitment Shares shall cease to be authorized for listing on the Principal Market, or (iii) the Commitment Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act.

c.             Filing Procedures. The Company shall (A) permit counsel to Investor an opportunity to review and comment upon (i) the Prospectus Supplement prior to its filing with the SEC and (ii) all amendments and supplements to the Prospectus Supplement (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) shall reasonably consider any comments of Investor and its counsel on any such Prospectus Supplement or amendment or supplement thereto. The Company shall promptly furnish to Investor, without charge, one (1) electronic copy of the Prospectus Supplement and any amendments and supplements thereto, including, without limitation, financial statements and schedules, all documents incorporated therein by reference, if requested by Investor, and all exhibits; provided, however, the Company shall not be required to furnish any document to the extent such document is available on EDGAR.

d.             Amendments and Other Filings. The Company shall use commercially reasonable efforts to (i) prepare and file with the SEC such amendments and supplements to the Prospectus Supplement as may be required and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the Securities Act; and (ii) provide Investor copies of all correspondence from and to the SEC relating to the Registration Statement (provided that the Company may redact any information contained therein which would constitute material non-public information).

e.             Notice of SEC Stop Orders. The Company will advise Investor, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Commitment Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise Investor promptly after it receives any request by the SEC for any amendments to the Registration Statement or any amendment or supplements to the Prospectus Supplement or for additional information related to the offering of the Commitment Shares or for additional information related to the Registration Statement or the Prospectus Supplement.

f.             Listing of Commitment Shares. As of each Settlement Date, the Company will use its commercially reasonable efforts to cause the Commitment Shares to be approved for listing on the Exchange and to qualify the Commitment Shares for sale under the securities laws of such jurisdictions in the United States as Investor reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Commitment Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject it to taxation in any jurisdiction if it is not otherwise so subject.

g.             Exchange Act Registration. For any time while there is a Registration Statement in effect for this transaction, the Company will use commercially reasonable efforts to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

h.             Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall (if required by the Transfer Agent) cause legal counsel for the Company to deliver to the Transfer Agent for the Commitment Shares instructions to issue the Commitment Shares to Investor free of restrictive legends upon each Advance if the delivery of such instructions are consistent with applicable law.

i.              Use of Proceeds. The proceeds from the sale of the Commitment Shares by the Company to Investor will be used in the manner as will be set forth in the Prospectus Supplement included in the Registration Statement or any amendment or supplement thereto filed pursuant to this Agreement.

j.              Change of Circumstances. During the term of this Agreement, the Company will advise Investor promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to Investor pursuant to this Agreement or any Advance Notice.

k.             Legal Opinion. On or prior to the date of the first Advance Notice given hereunder, the Company shall cause to be furnished to Investor a written opinion of Goodwin Procter LLP or other counsel reasonably satisfactory to Investor (“Company Counsel”) in form and substance reasonably satisfactory to Investor.

l.              Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Commitment Shares or (ii) sell, bid for, or purchase Commitment Shares to be issued and sold pursuant to this Agreement or any Advance Notice, in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Commitment Shares other than Investor.

m.            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

n.             Sarbanes-Oxley Act. The Company and its Subsidiaries will use their reasonable best efforts to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act.

o.             Filing Fees. The Company will pay the required SEC filing fees relating to the Commitment Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

p.             Selling Restrictions. Investor covenants that from and after the date hereof through and including the Business Day next following the termination of this Agreement as provided in Section 13 hereto (the “Restricted Period”), none of Investor, its sole member, any of their respective officers, or any entity managed or controlled by Investor or its sole member (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) engage in any hedging transaction, which establishes a net short position with respect to any securities of the Company (including the Common Stock), with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) any Common Stock; or (2) selling a number of shares of Common Stock equal to the number of Commitment Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company or the Transfer Agent pursuant to this Agreement.

9.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Advance Notice, including (i) the preparation, filing, including any fees required by the SEC, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and the Prospectus Supplement and of each amendment and supplement thereto, in such number as Investor shall deem reasonably necessary, (ii) the printing and delivery to Investor of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Commitment Shares, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the actual, reasonable and documented out-of-pocket fees and disbursements of counsel to Investor not to exceed $50,000 in connection with this Agreement; (v) the fees and expenses of the Transfer Agent for the Common Stock, and (vi) the fees and expenses incurred in connection with the listing of the Commitment Shares on the Exchange. In consideration of the Investor entering into this Agreement and undertaking its commitments hereunder, the Company shall pay to the Investor on the date hereof a commitment fee in cash in the amount equal to $1,000,000.

10.          Conditions to Investor’s Obligations. The obligations of Investor hereunder with respect to any Advance Notice are subject to the satisfaction or waiver, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

a.             Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of each Advance Notice Date (other than representations and warranties that are made as of another date, which shall be true and correct in all material respects as of such other date).

b.             Registration of the Commitment Shares with the SEC. There is an effective Registration Statement pursuant to which Investor is permitted to utilize the Prospectus Supplement thereunder to resell all of the Commitment Shares issuable pursuant to such Advance Notice. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve month period immediately preceding the applicable Condition Satisfaction Date.

c.             No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments to the Registration Statement or any amendments or supplements to the Prospectus Supplement; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of a notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Securities Act; (iv) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Commitment Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (v) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus Supplement or any material documents incorporated by reference therein untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus Supplement or any material documents incorporated by reference therein so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus Supplement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d.             No Misstatement or Material Omission. Investor shall not have advised the Company that the Registration Statement or Prospectus Supplement, or any amendment or supplement thereto, contains an untrue statement of fact that in Investor’s reasonable opinion is material, or omits to state a fact that in Investor’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

e.             Legal Opinion of Company Counsel. Investor shall have received the opinion of Company Counsel required to be delivered pursuant to Section 8(k) on or before the date on which such delivery of such opinion are required pursuant to Section 8(k).

f.              Secretary’s Certificate. Investor shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to Investor and its counsel.

g.             No Suspension. From the time of execution and delivery of the Advance Notice until the applicable Settlement Date, trading in the Common Stock shall not have been suspended on the Exchange and the Common Stock shall not have been delisted from the Exchange.

h.            Approval for Listing. The Commitment Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Commitment Shares on the Exchange at, or prior to, the issuance of any Advance Notice.

i.              No Termination Event. There shall not have occurred any event that would permit Investor to terminate this Agreement pursuant to Section 13(a).

j.              Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Commitment Shares relating to all prior Advances.

11.           Indemnification and Contribution.

a.             Company Indemnification. The Company agrees to indemnify and hold harmless Investor, its investment manager, and Yorkville Advisors Global, LP, their partners, members, directors, officers, employees and agents and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(ii)        against any and all expense whatsoever, as incurred (including the actual, reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

(i)        provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by Investor expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus Supplement (or any amendment or supplement thereto).

b.             Indemnification by Investor. Investor agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a) of this Agreement, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to Investor and furnished to the Company in writing by Investor expressly for use therein.

c.             Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable and documented costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.             Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or Investor, the Company and Investor will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than Investor, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and Investor may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Investor on the other hand. The relative benefits received by the Company on the one hand and Investor on the other hand shall be deemed to be in the same proportion as the total proceeds from the sale of the Commitment Shares (before deducting expenses) received by the Company bear to the total compensation received by Investor (before deducting expenses) from the purchase of Commitment Shares from the Company and the total proceeds received by Investor from the resale of the Commitment Shares covered by the Registration Statement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Investor, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Investor, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Investor agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), Investor shall not be required to contribute any amount in excess of the commissions received by it under this Agreement, including any Advance Notice, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of Investor, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.           Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto, or of Investor herein, shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Investor, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Commitment Shares and payment therefor or (iii) any termination of this Agreement.

13.           Termination.

a.             Investor may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus Supplement, any Material Adverse Effect, or any development that would have a Material Adverse Effect that is material and adverse and makes it impractical or inadvisable to enforce contracts for the sale of the Commitment Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Investor, impracticable or inadvisable to enforce contracts for the sale of the Commitment Shares, (3) if trading in the Common Stock has been suspended or limited by the SEC or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If Investor elects to terminate this Agreement as provided in this Section 13(a) or 13(b), Investor shall provide the required notice as specified in Section 14 (Notices).

b.            The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.             Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of (i) the 24-month anniversary of the date hereof and (ii) the issuance and sale of all of the Commitment Shares to Investor on the terms and subject to the conditions set forth herein, except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.             This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to Investor for any discount, commission or other compensation with respect to any Commitment Shares not otherwise sold by Investor under this Agreement, including any Advance Notice.

e.             Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Investor or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Commitment Shares, such Commitment Shares shall settle in accordance with the provisions of this Agreement, including any Advance Notice.

14.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to Investor, shall be delivered to:

YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attn: Mark Angelo
E-mail:	mangelo@yorkvilleadvisors.com and Legal@yorkvilleadvisors.com with a copy to:

Duane Morris LLP
1540 Broadway
New York, NY 10036
Attention:	James T. Seery
Telephone:	(973) 424-2088
Email:	jtseery@duanemorris.com

and if to the Company, shall be delivered to:

Plug Power Inc.
125 Vista Boulevard
Slingerlands, NY 12159
Attention:	Gerard L. Conway, Jr.
Telephone:	(518) 738-0970
Email:	gconway@plugpower.com

with a copy to:

Goodwin Procter LLP
620 Eighth Avenue
New York, NY 10018
Attention:	Audrey S. Leigh
Telephone:	(212) 459-7392
Email:	aleigh@goodwinlaw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, or by email, on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

15.           Successors and Assigns. This Agreement and any Advance Notice shall inure to the benefit of and be binding upon the Company and Investor and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement or any Advance Notice shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Advance Notice, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement or any such Advance Notice, except as expressly provided in this Agreement or such Advance Notice. Neither the Company nor Investor may assign its rights or obligations under this Agreement or any Advance Notice without the prior written consent of the other party.

16.           Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement, or any Advance Notice shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Commitment Shares.

17.           Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto), together with any Advance Notice, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Investor. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement and any Advance Notice.

18.           GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY ADVANCE NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND INVESTOR EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY ADVANCE NOTICE.

19.           CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY ADVANCE NOTICE, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.           Use of Information. Investor may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement or any Advance Notice, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Advance Notice by one party to the other may be made by email of a .pdf attachment.

22.           Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a.             Investor is acting solely as investor in connection with the offering of the Commitment Shares and in connection with each transaction contemplated by this Agreement, and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Investor, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Investor has advised or is advising the Company on other matters, and Investor has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement, including any Advance Notice;

b.             it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement or any Advance Notice;

c.             Investor has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, including any Advance Notice, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.             it is aware that Investor and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and Investor has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.             it waives, to the fullest extent permitted by law, any claims it may have against Investor for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Commitment Shares under this Agreement and any Advance Notice and agrees that Investor shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of Investor’s obligations under this Agreement and any Advance Notice and to keep information provided by the Company to Investor and its counsel confidential to the extent not otherwise publicly-available.

24.           Definitions. As used in this Agreement and any Advance Notice, the following terms have the respective meanings set forth below:

“Advance Notice Date” means the Trading Day on which Investor timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid Advance Notice for an Advance subject to the conditions precedent contained in this Agreement.

“Average Price” shall mean a price per share (rounded to the nearest tenth of a cent) equal to the quotient obtained by dividing (i) the aggregate Purchase Price paid by Investor for all Commitment Shares purchased pursuant to this Agreement, by (ii) the aggregate number of Commitment Shares issued pursuant to this Agreement.

“Commitment Advance Purchase Period” means the period, beginning at the applicable Commitment Advance Purchase Period Commencement Time and ending at the applicable Commitment Advance Purchase Period Ending Time for an Advance.

“Commitment Advance Purchase Period Commencement Time” means, with respect to an Advance, the time of Investor’s timely receipt from the Company of the applicable Advance Notice for such Advance.

“Commitment Advance Purchase Period Ending Time” means 3:59 p.m., New York City time, on the date of the applicable Advance Notice Date for an Advance, or such earlier time publicly announced by the Principal Market as the official close of the primary (or “regular”) trading session on the Company’s trading market on such date, or such other time as may be agreed by the Parties.

“Maximum Commitment Advance Purchase Amount” means $10,000,000; provided however only one Advance may be requested per day, unless otherwise agreed to by Investor.

“Principal Market” shall mean the Nasdaq Capital Market; provided however, that in the event the Common Stock is ever listed or traded on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, or the NYSE American, then the “Principal Market” shall mean such other market or exchange on which the Common Stock is then listed or traded to the extent such other market or exchange is the principal trading market or exchange for the Common Stock.

“Purchase Price” means the purchase price per share of Common Stock to be purchased by Investor for an Advance, equal to the product of (A) 0.95, multiplied by (B) the daily VWAP for the applicable Commitment Advance Purchase Period (excluding the opening and closing prints).

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

All references in this Agreement and any Advance Notice to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus Supplement, as the case may be.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and Investor, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Investor.

Very truly yours,

PLUG POWER, INC.

By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

YA II PN, LTD.

	By:	Yorkville Advisors Global, LP
	Its:	Investment Manager

	By:	Yorkville Advisors Global II, LLC
	Its:	General Partner

By:	/s/ Matt Beckman
Name: Matt Beckman
Title: Member

SCHEDULE 1

Form of Advance Notice

PLUG POWER INC.

[  ], 20[  ]

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Re: Advance Notice Number:

The undersigned,                                       , hereby certifies, with respect to the sale of Common Stock of PLUG POWER INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Standby Equity Purchase Agreement, dated as of February 10, 2025, between the Company and YA II PN, Ltd. (the “Agreement”), as follows (with capitalized terms used herein without definition having the same meanings as given to them in the Agreement):

1.	The undersigned is the duly elected of the Company.

2.	There are no fundamental changes to the information set forth in the Prospectus Supplement which would require the Company to file an amendment or supplement to the Prospectus Supplement.

3.	The Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.	The number of Commitment Shares the Company is requesting is .

Schedule 1-1

The number of shares of Common Stock of the Company outstanding as of the date hereof is                          .

The undersigned has executed this Advance Notice as of the date first set forth above.

PLUG POWER INC.

By:

Please deliver this Advance Notice by email to:

Email: Trading@yorkvilleadvisors.com
Attention: Trading Department and Compliance Officer Confirmation
Telephone Number: (201) 985-8300.

Schedule 1-2

EXHIBIT A

SETTLEMENT DOCUMENT

VIA EMAIL

PLUG POWER INC.

Attn:
Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Number of Commitment Shares requested in the Advance Notice
2.	Arithmetic average of the daily VWAP
3.	Purchase Price (arithmetic average of the daily VWAP x 95%) per share
4.	Total Purchase Price due to Company (row 1 x row 3)

Please issue the number of Commitment Shares due to Investor to the account of Investor as follows:

INVESTOR’S DTC PARTICIPANT #:

ACCOUNT NAME:
ACCOUNT NUMBER:
ADDRESS:
CITY:
COUNTRY:
CONTACT PERSON:
NUMBER AND/OR EMAIL:

Sincerely,

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:
Name:
Title:

Exhibit A-1

Agreed and approved by:

PLUG POWER INC.

By:
Name:
Title:

Exhibit A-2